UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): July 16, 2008

PURPLE BEVERAGE COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52450	01-0670370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Las Olas Blvd, Suite 830 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 462-8757

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Barry Honig Promissory Note

On September 5, 2008, we issued a Promissory Note in favor of Barry Honig (the “Honig Note”) in the principal amount of $250,000. The Honig Note bears interest on the unpaid principal balance at a rate of 5% per annum. All principal and accrued interest on the Honig Note is due and payable on the sooner of October 24, 2008, or within five days of our receipt of funds in excess $250,000. If we default on the Honig Note, we will be obligated to pay interest on amounts past due at the rate of 18% per annum.

Chelsea Development International LTD Promissory Notes

On August 8, 2008, we issued a Promissory Note in favor of Chelsea Development International LTD (the “Chelsea Note 1”) in the principal amount of $250,000. The Chelsea Note 1 bears interest on the unpaid principal balance at a rate of 8% per annum. All principal and accrued interest on the Chelsea Note 1 was due and payable on or prior to September 7, 2008.

On August 27, 2008, we issued a Promissory Note in favor of Chelsea Development International LTD (the “Chelsea Note 2”) in the principal amount of $250,000. The Chelsea Note 2 bears interest on the unpaid principal balance at a rate of 8% per annum. All principal and accrued interest on the Chelsea Note 2 is due and payable on or prior to September 26, 2008.

GS Holding LLC Promissory Note

On August 22, 2008, we issued a Promissory Note in favor of GS Holding LLC (the “GS Holding Note”) in the principal amount of $100,000. The GS Holding Note bears interest on the unpaid principal balance of 11% per annum. We are obligated to repay the GS Holding Note in monthly payments, with the first payment on September 22, 2008 and the final payment on June 22, 2009.

Michael Wallace Promissory Note

On August 14, 2008, we issued a Promissory Note in favor of Michael Wallace, our chief financial officer, (the “Wallace Note”) in the principal amount of $45,000. The Wallace Note bore interest on the unpaid principal balance at a rate of 2.54 % per annum. All principal and accrued interest on the Wallace Note was payable on demand. We repaid the Wallace Note on September 5, 2008.

Jay-2 Subscription Agreement

In addition, on July 16, 2008, we entered into a subscription agreement (the “Jay-2 Subscription Agreement”) with Jay-2 Investments, LLC (“Jay-2”) whereby Jay-2 subscribed to purchase our securities consisting of (a) a promissory note in the amount of $1,000,000 (the “Jay-2 Note”), (b) 200,000 shares (the “Jay-2 Shares”) of the our $0.001 par value common stock, and (c) a two-year warrant (the “A Warrant”) to purchase 200,000 shares of our common stock at an exercise price of $2.00 per share, all for an aggregate subscription price of $1,000,000. The J-2 Shares were valued at the 10-trading-day volume weighted average price, with the final such trading day being the day preceding the execution of the Jay-2 Subscription Agreement (but in no event valued at less than $2.00 per share.)

The foregoing is not a complete summary of the terms of the material agreements described in this Item 1.01, and reference is made to the complete text of all material agreements attached hereto as Exhibits 10.1-10.8.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	$250,000 Promissory Note to Barry Honig, dated September 5, 2008
10.2 10.3	$250,000 Promissory Note to Chelsea Development International LTD, dated August 8, 2008 $250,000 Promissory Note to Chelsea Development International LTD, dated August 27, 2008
10.4	$100,000 Promissory Note to GS Holding LLC, dated August 22, 2008
10.5	Subscription Agreement between Purple Beverage Company, Inc. and Jay-2 Investments, LLC, dated July 16, 2008
10.6	$1,000,000 Promissory Note to Jay-2 Investments, LLC, dated July 16, 2008
10.7	Class A Common Stock Purchase Warrant, dated July 16, 2008
10.8	$45,000 Promissory Note to Michael Wallace, dated August 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Purple Beverage Company, Inc.

Dated: September 9, 2008	By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	$250,000 Promissory Note to Barry Honig, dated September 5, 2008
10.2 10.3	$250,000 Promissory Note to Chelsea Development International LTD, dated August 8, 2008 $250,000 Promissory Note to Chelsea Development International LTD, dated August 27, 2008
10.4	$100,000 Promissory Note to GS Holding LLC, dated August 22, 2008
10.5	Subscription Agreement between Purple Beverage Company, Inc. and Jay-2 Investments, LLC, dated July 16, 2008
10.6	$1,000,000 Promissory Note to Jay-2 Investments, LLC, dated July 16, 2008
10.7	Class A Common Stock Purchase Warrant, dated July 16, 2008
10.8	$45,000 Promissory Note to Michael Wallace, dated August 14, 2008